Exhibit (n)

Deloitte
& Touche

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement No. 333-62360 of CNA Income Shares, Inc. on Form N-2 of our report dated February 16, 2001, appearing in the Annual Report of CNA Income Shares, Inc. for the year ended December 31, 2000 and to the references to us under the captions "Financial Highlights" and "Independent Auditors" in the Prospectus and "Financial Statements" in the Statement of Additional Information, all of which are part of this Registration Statement.

Deloitte & Touche July 17, 2001